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                                 EXHIBIT 23(c)

                         CONSENT OF RP FINANCIAL, LC.

                                         April __, 1998



Board of Directors
Lewistown Trust Company
100 East Market Street
Lewistown, Pennsylvania  17044-8106

Members of the Board:

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement (Reg. No. _____________) of Juniata Valley Financial Corporation and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the Joint Proxy Statement/Prospectus of Juniata Valley Financial Corporation.


                                         Very truly yours,



                                         RP FINANCIAL, LC.

                                         James J. Oren

                                         Senior Vice President